CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-17715, 333-18695, 333-49505, 333-67271,
and  333-106855)  and on Form S-8 (Reg. Nos.  333-99262,  333-06899,  333-15701,
333-16043,  333-30445,  333-41305,  333-49495,  333-49493, 333-58261, 333-69915,
333-79001, 333-88329, and 333-64252) of MPS Group, Inc. of our report dated March 12, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Jacksonville, Florida
March 12, 2004